UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 14, 2015

SPENDSMART NETWORKS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-27145	33-0756798
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

805 Aerovista Place, Suite 205 San Luis Obispo, CA	93401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 497-6081

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure

Beginning on or about December 14, 2015, representatives of SpendSmart Networks, Inc. intend to make presentations to investors and these presentations may include the information contained in Exhibit 99.1 attached to this current report on Form 8-K and the information therein is incorporated herein by reference and constitutes part of this report. SpendSmart expects to disclose the information contained in Exhibit 99.1, in whole or in part, and possibly with modifications, in connection with presentations to investors and others during the remainder of 2015 and into 2016.

SpendSmart is furnishing the information contained in Exhibit 99.1 pursuant to Regulation FD and Item 7.01 of Form 8-K. The information in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, ad amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

The information contained in Exhibit 99.1 is summary information that is intended to be considered in the context of SpendSmart’s Securities and Exchange Commission (“SEC”) filings and other public announcements that SpendSmart may make, by press release or otherwise, from time to time. SpendSmart undertakes no duty or obligation to publicly update or revise the information contained in Exhibit 99.1, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure. By filing this current report on Form 8-K and furnishing this information, SpendSmart makes no admission as to the materiality of any information contained in this report, including Exhibit 99.1

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

99.1	Investor Presentation Slides to be used by SpendSmart

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPENDSMART NETWORKS, INC.

/s/ Alex Minicucci
Dated: December 14, 2015	By:	Alex Minicucci
Chief Executive Officer